Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements Nos. 33-20981 and 33-88962 filed on Form S-8 and Nos. 333-111237 and 333-112100 filed on Form S-3 of Comstock Resources, Inc. and the related Prospectuses of our report dated March 17, 2005 with respect to the consolidated financial statements of Bois d’Arc Energy, LLC, included in Comstock Resources, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Dallas, Texas
March 25, 2005